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                                                                     EXHIBIT 5.1



                             PILLSBURY WINTHROP LLP
                               2550 Hanover Street
                               Palo Alto, CA 94304
                               Tel: (650) 233-4600


August 9, 2001



SONICblue Incorporated
2841 Mission College Boulevard
Santa Clara, CA 95054

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SONICblue Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 5,053,968 shares of Common Stock, par value $0.0001, of the Company (the "Shares") issuable upon the exercise of options originally granted by ReplayTV, Inc., a wholly owned subsidiary of the Company ("ReplayTV "), under the ReplayTV, Inc. 1997 Stock Plan, as amended, and the ReplayTV, Inc. 1999 Stock Plan, as amended (collectively, the "Stock Plans"), which options were assumed by the Company. We advise you that, in our opinion, the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Pillsbury Winthrop LLP